                      CONSENT OF INDEPENDENT ACCOUNTANTS



          We consent to the incorporation by reference in the Registration Statements of Tasty Baking Company on Form S-8 (File No. 33-18904) of our report dated April 7, 1995, on our audits of the financial statements and supplemental schedules of the Tasty Baking Company Thrift Plan as of December 31, 1994 and January 1, 1994, and for the three fiscal years in the period ended December 31, 1994, which report is incorporated by reference in this Annual Report on Form 11-K.



COOPERS & LYBRAND L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
June 26, 1995



                                    EXHIBIT 23